EXHIBIT 10.20

                           COMMON STOCK AND WARRANT
                              PURCHASE AGREEMENT


      THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is dated as of August 4, 1997, between CLIFFWOOD OIL & GAS CORP., a Texas corporation (the "Company") and BELLEVIEW 1992 INCOME FUND, L.P.., a Colorado limited partnership (the "Purchaser").

                             STATEMENT OF PURPOSE

      The Company proposes to issue to the Purchaser shares of Class A Common Stock of the Company and warrants to purchase additional shares of Class A Common Stock of the Company, all for and in consideration of the transfer of certain oil and gas producing properties to the Company pursuant to that certain Purchase and Sale Agreement dated Effective April 1, 1997 by and between the Company and the Purchaser (the "P&S Agreement") and on the other terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      1.1 DEFINITIONS. For the purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

      "AGREEMENT" means this Common Stock and Warrant Purchase Agreement, as amended or supplemented from time to time.

      "ARTICLES OF INCORPORATION" means the Amended and Restated Articles of Incorporation of the Company as in effect on the date hereof, a copy of which is attached hereto as Exhibit A, as amended from time to time.

      "BENEFIT PLANS" has the meaning assigned to it in Section 5.24 hereof.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law or executive order to close.

      "BYLAWS" means the Bylaws of the Company as in effect on the date hereof, a copy of which is attached hereto as Exhibit B, as amended from time to time.

      "CALCULATED MARKET VALUE" has the meaning assigned thereto in Section 7.3(b) hereof.

      "CALP" means the Cliffwood Acquisitions - 1996 Limited Partnership form pursuant to the CALP Agreement.

      "CALP AGREEMENT" means that certain Agreement of Limited Partnership by and among Cliffwood Energy Company (a wholly owned subsidiary of the Company), EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company Plc. dated September 27, 1996.

      "CLASS A COMMON" means the Class A Common Stock of the Company as described in the Articles of Incorporation.

      "CLOSING" has the meaning assigned thereto in Section 2.4 hereof.

      "CLOSING DATE" has the meaning assigned thereto in Section 2.4 hereof.

      "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

      "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

      "COMPANY INDEMNIFIED PARTIES" has the meaning assigned thereto in Section
9.2 hereof.

      "CONTRACTUAL OBLIGATIONS" means, with respect to a Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

      "CO-SALE AGREEMENT" means the agreement to be entered into between the Company and the Purchaser in substantially the form attached hereto as Exhibit D.

      "DEMAND REGISTRATION" has the meaning assigned thereto in Section 8.1 hereof.

      "EMPLOYEE BENEFIT PLAN has the meaning assigned to it in Section 5.24 hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "EXERCISE NOTICE" has the meaning assigned thereto in Section 7.2 hereof.

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      "FIRST UNION AGREEMENTS" means that certain Common Stock and Warrant
Purchase Agreement by and between the Company and First Union Capital Partners, Inc. dated May 30, 1997 and the Stock Purchase Warrant dated May 30, 1997 issued to First Union Capital Partners, Inc.

      "GAAP" means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

      "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity having jurisdiction and exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "HOLDER INDEMNIFIED PARTIES" has the meaning assigned thereto in Section
9.1 hereof.

      "NET ASSET VALUE" has the meaning assigned thereto in Section 7.3(b) hereof.

      "P&S AGREEMENT" has the meaning assigned to it in the Statement of Purpose hereof.

      "PERSON" means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      "PIGGYBACK REGISTRATION" has the meaning assigned thereto in Section 8.2 hereof.

      "PUBLIC OFFERING" means a public offering of the Common Stock pursuant to a registration statement declared effective under the Securities Act, underwritten on a firm commitment basis by an investment banking firm acceptable to the Company.

      "PURCHASE PRICE" has the meaning assigned thereto in Section 2.3 hereof.

      "PUT SECURITIES" means the Sharesand any securities issued or issuable with respect to the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

      "REGISTRABLE SECURITIES" means the Shares, the Warrant Shares, any securities issued upon conversion of the Shares or Warrant Shares, and any securities issued or issuable with respect to the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

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      "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and reasonable fees and disbursements of a single attorney or firm representing the Purchaser, all independent certified public accountants and underwriters (excluding discounts and commissions); provided, that Registration Expenses shall not include any Selling Expenses.

      "REQUIREMENTS OF LAW" means with respect to a Person, the articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SELLING EXPENSES" means underwriting discounts or commissions and any selling commissions and stock transfer taxes attributable to sales of Registrable Securities.

      "SHARES" has the meaning assigned thereto in Section 2.1 hereof.

      "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Warrants, the Articles of Incorporation, the Bylaws, the P&S Agreement and the Exhibits thereto, the Assignment and Bill of Sale (as such term is defined in the P&S Agreement) and the Co-Sale Agreement.

      "WARRANT SHARES" means the shares of Class A Common issuable upon exercise of the Warrants.

      "WARRANTS" mean the common stock purchase warrants issued by the Company to the Purchaser pursuant to this Agreement substantially in the form attached hereto as Exhibit C.

                                   ARTICLE 2

                PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

      2.1 PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions hereof, the Company agrees to issue to the Purchaser, and the Purchaser agrees that it will purchase from the Company, on the Closing Date, 550,000 shares of Class A Common (the "Shares"). The Shares shall have all the powers, rights and preferences of Class A Common as set forth in the Articles of Incorporation.

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      2.2 PURCHASE AND SALE OF WARRANTS. Subject to the terms and conditions hereof, the Company agrees to issue to the Purchaser and the Purchaser agrees that it will purchase from the Company, on the Closing Date, in the form attached hereto as Exhibit C, warrants to purchase, for $4.25 per share, 275,000 shares of Class A Common (the "Warrants").

      2.3 PURCHASE PRICE. The aggregate purchase price of the Shares and Warrants (the "Purchase Price") shall be an undivided part of the Properties as such term is defined in the P&S Agreement.

      2.4 CLOSING. The issuance and purchase of the Shares and the Warrants shall take place at the closing (the "Closing") to be held at such time and place as mutually agreed upon by the Company and the Purchaser, (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser the Shares and the Warrants against delivery to the Company by the Purchaser of the Purchase Price therefor in the manner set forth in the P&S Agreement.

      2.5 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized Class A Common, solely for the purpose of issue or delivery upon exercise of the Warrants as provided therein, the maximum number of shares of Class A Common that may be issuable or deliverable upon such exercise. Such shares of Class A Common shall, when issued or delivered in accordance with the provisions of the Articles of Incorporation or the Warrants, as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue such Class A Common in accordance with the provisions of the Articles of Incorporation and the Warrants, and shall otherwise comply with the terms thereof.

                                   ARTICLE 3

                         CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASER TO CLOSE

      The obligation of the Purchaser to purchase the Shares and the Warrants, to pay the Purchase Price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by the Purchaser of the following conditions on or before the Closing Date:

      3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 5 hereof shall be true and correct on and as of the Closing Date as if made on and as of such date.

      3.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

      3.3 OFFICERS' CERTIFICATE. The Purchaser shall have received a certificate dated as of the Closing Date from the President of the Company, in form and substance satisfactory to the Purchaser, to the effect that (a) all representations and warranties of the Company contained in this Agreement are true, correct and complete, (b) neither the Company nor any Subsidiary is in violation of any of the covenants contained in this Agreement, and (c) all conditions precedent to the Closing of this Agreement to be performed by the Company have been duly performed.

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
      3.4 SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Articles of Incorporation and Bylaws of the Company, are all true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered in connection herewith on behalf of the Company. Attached to such certificate shall be certificates of good standing and qualification or authorization to do business of the Company in the State of Texas, each other jurisdiction where the Company is required to be so qualified or authorized.

      3.5 TRANSACTION DOCUMENTS. The Purchaser shall have received true, complete and correct copies of the Transaction Documents and such other documents as it may reasonably request in writing in connection with or relating to the sale of the Shares and the Warrants and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

      3.6 PURCHASE PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Shares and the Warrants to be acquired by the Purchaser hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which it or the transactions contemplated by or referred to herein are subject and the Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

      3.7 APPROVAL OF COUNSEL TO THE PURCHASER. All actions and proceedings hereunder and all documents required to be delivered by the Company or any of its Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall be in form and substance acceptable to Reid A. Godbolt, Jones & Keller, P.C. counsel to the Purchaser, in its reasonable judgment.

      3.8 CONSENTS AND APPROVALS. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to Contractual Obligations of the Company and its Subsidiaries necessary, desirable or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

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
      3.9 CO-SALE AGREEMENT. The Company and the Purchaser shall have executed the Co-Sale Agreement, a copy of which is attached hereto as Exhibit D.

      3.10 P&S AGREEMENT. Those of the conditions of Closing under the P&S Agreement which are the responsibility of the Company shall have been fulfilled.

      3.11 LEGAL OPINION. The Purchaser shall have received the Legal Opinion of John A. Brush in form and substance as attached hereto as Exhibit E.

                                   ARTICLE 4

                         CONDITIONS TO THE OBLIGATION
                            OF THE COMPANY TO CLOSE

      The obligations of the Company to issue and sell the Shares and the Warrants and to perform its other obligations hereunder shall be subject to the satisfaction as determined by the Company of the following conditions on or before the Closing Date:

      4.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser contained in Section 6 hereof shall be true and correct on and as of the Closing Date as if made on and as of such date.

      4.2 COMPLIANCE WITH THIS AGREEMENT. The Purchaser shall have performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

      4.3 ISSUANCE PERMITTED BY APPLICABLE LAWS. The issuance of the Shares and the Warrants hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law and (c) shall be permitted by all Requirements of Law to which the Company is subject.

      4.4 APPROVAL OF COUNSEL TO THE COMPANY. All actions and proceedings hereunder and all documents required to be delivered by the Purchaser hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall be in form and substance acceptable to Stephenson & Snokhous, counsel to the Company, in its reasonable judgment.

      4.5 CONSENTS AND APPROVALS. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

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
      4.6 P&S AGREEMENT. Those of the conditions of Closing under the P&S Agreement which are the responsibility of the SELLER (as such term is defined in the P&S Agreement) shall have been fulfilled.

                                   ARTICLE 5

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Purchaser before and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents as follows:

      5.1 CORPORATE EXISTENCE AND POWER. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Texas and
(b) has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct the business in which it is currently, or is currently proposed to be, engaged. Except for its ownership of and interest in the Cliffwood Acquisition - 1996 Limited Partnership as General Partner pursuant to that certain Agreement of Limited Partnership dated as of September 27, 1996 by and among the Company, Energy Capital Investment Company and EnCap Equity Limited Partnership, the Company does not directly or indirectly own any stock or other equity interest in any corporation or other entity. The Company has the power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is or will be a party.

      5.2 CAPITALIZATION. All outstanding shares of capital stock of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of all liens, encumbrances and security interests. No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in any subsidiary of the Company are outstanding.

The authorized capitalization of the Company is 20,000,000 shares of Class A Common Stock, par value $0.01, of which 2,741,323 shares, not including the Shares, are issued and outstanding; 5,000,000 of Class B Common Stock par value $0.01, of which 333,334 are issued and outstanding; and 10,000,000 shares of Preferred Stock, par value $0.01, of which none are issued or outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, were offered and sold in compliance with all federal and state securities laws, and were no issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

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
Except as contemplated hereby and by the First Union Agreements, no rights to register shares of the Company's capital stock or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock exist.

      5.32 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is or will be a party and the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares and the Warrants (a) have been duly authorized by all necessary corporate, and if required, stockholder action, (b) do not contravene the terms of the Articles of Incorporation or Bylaws of the Company, and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any lien under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company.

      5.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents to which the Company is a party will, upon the due execution and delivery thereof by the Company, constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

      5.5 LITIGATION. There are no legal actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company or any Subsidiary (a) with respect to this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, or (b) which would, if adversely determined, have an adverse effect on the ability of the Company or any Subsidiary to perform its obligations under this Agreement or any of the other Transaction Documents. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

      5.6 NO DEFAULT OR BREACH. The Company is not in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such default, could have a material adverse effect on the condition of the Company, or which could adversely affect the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents.

      5.7 ERISA. The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Shares and the Warrants hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code or any other violation of ERISA or any other Requirement of Law related thereto.

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
      5.8 MATERIAL ADVERSE EFFECT. Other than general market conditions affecting companies similar to the Company, there is no fact known to the Company which the Company has not disclosed to the Purchaser in writing which materially adversely affects, or insofar as the Company can reasonably foresee could materially adversely affect, the ability of the Company to perform its obligations under this.

      5.9 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Shares, the Warrants or other securities. No registration of the Shares, the Warrants, or the Shares issuable upon conversion or exercise thereof pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Shares and the Warrants pursuant to this Agreement.

      5. 10 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or any other Transaction Documents to which the Company is a party, based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

      5.11 SALE OF CAPITAL STOCK. For one year following the Closing, the Company will not, without Purchaser's prior written consent, issue or offer for sale any class of the Company's capital stock for less than $3.50 per share nor shall it issue warrants or options to purchase any class of capital stock of the Company for less that $3.50 per share if and to the extent such warrants and/or options are exercisable within such one year.


      5.12 CONTRACTS. Each material contract to which the Company or its subsidiaries is a party has been duly and validly executed by the Company or its subsidiaries, is in full force and effect in all material respects in accordance with its respective terms, and none of the such contracts, leases or documents have been assigned by the Company or its subsidiaries. The Company know of no present situation or condition or fact which would prevent compliance with the terms of such contracts, leases and documents as amended to date. Except for amendments or modifications of such contracts, leases or documents in the ordinary course of business, neither the Company nor any of its subsidiaries has any intention of exercising any right which it may have to cancel any of its obligations uncer such contracts, leases and documents and to the best knowledge of the Company and the subsidiaries, none of them is aware that any other party to such contracts, lease or other documents has nay intention not to render full performance uncer such contracts, leases and documents.

      5.13 FINANCIAL STATEMENTS. The consolidated financial statements of the Company as of the fiscal year ended December 31, 1996 and the quarter ended March 31, 1997, together with related notes and schedules therein, present fairly the consolidated financial position, the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with GAAP.

      5.14 RESERVE REPORT. T. J. Smith & Company, Inc. (the "Petroleum Engineer"), which prepared the most recent report containing estimates of the Company's oil and gas reserves is an independent petroleum engineering firm. The factual data provided to the Petroleum Engineer in the preparation of its estimates of the Company's oil and gas reserves are accurate in all material respects, the assumptions, in the aggregate and viewed in their entirety, provided to the Petroleum Engineer by the Company are reasonable and conform to guidelines published by the Commission. The Company has no reason to believe that the methodology and assumptions which used by the Petroleum Engineer, in the aggregate and viewed in their entirety, are not reasonable as of the date of this Agreement except for such changes in methodology and assumptions which would not result in a material change in the estimates of the oil and gs reserves of the Company and its subsidiaries set forth in the report prepared by the Petroleum Engineer, (other than methodology and assumptions relating to oil and gas prices to the extent such prices have fluctuated from the prices required to be assumed in the report of the Petroleum Engineer), although no representation is made that such methodology nad assumptions will prove to be correct.

      5.15 TAX RETURNS. The Company and its subsidiaries have filed all federal, state, local and foreign income, withholding and franchise tax returns which have been required to be filed and have paid all taxes indicated by said returns and assessments received by them to the extent that such taxes have become due and payable except for a claim or assessment which the Company and its subsidiaries have reasonable grounds to dispute and which in the aggregate would not have a material adverse effect on the business, business prospects, financial condition, results of operations or properties of the Company, taken as a whole.

      5.16 UPDATE. Since the latest quarterly balance sheet date of the Company's financial statements (i) there has not been any material adverse change, or to the best of the Company's knowledge any development involving a prospective material adverse change, in or affecting the business, business prospects, financial condition, results of operations, or properties of the Company or its subsidiaries, whether or not occurring in the ordinary course of business, and (ii) except for the First Union Agreements, there has not been any transaction entered into by the Company or its subsidiaries which is material to the Company or its subsidiaries. Except as disclosed herein, except as relates to the First Union Agreements, except for shares of the capital stock of the Company sold as authorized by the Resolutions of the Board of Directors of the Company dated February 13, 1997, except as contemplated by this Agreement, and except as otherwise disclosed to Purchaser in writing, since May 30, 1997, there has not been any change in the capital stock of the Company (including a change in the Articles of Incorporation or Board of Directors' action to authorize, issue or repurchase any capital stock of the Company or, since the latest quarterly balance sheet date in the Company's financial statements, any increase in the short-term or long-term debt, except for increase in debt required to finance the purchase contemplated by the P&S Agreement (including capitalized lease obligations) of the Company, or any transaction entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company on any class of its capital stock or any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company.

      5.17 CONDUCT OF BUSINESS. The business and operations conducted by the Company are being conducted in compliance in all material respects with all laws, rules and regulations or all public and private authorities, foreign or domestic, having jurisdiction over the Company.

      5.18 ENVIRONMENTAL. Neither the Company nor any of its subsidiaries has received any notice or demand from any governmental authority or private party, nor is it aware that there has been storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or its subsidiaries (or to the best of the Company's knowledge, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased under contract for purchase by the Company or any of its subsidiaries, or affiliated partnerships in violation of any applicable law, ordinance, rule, regulation order, judgment, decree, or permit or which would require remedial action by the Company or its subsidiaries which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregatewith all such violations or remedial actions, any material adverse change in the business, business prospects, financial condition, results of operations or properties of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received notice or demand nor to the best of the Company's knowledge is it aware that there has been a material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries, except for any such spill, discharge, leak, emission, injections, escapes, dumpings or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings, and releases, any material adverse change in the business, business prospects, financial condition, results of operations or properties of the Company and its subsdiaries taken as a whole, Ther terms "hazardous wastes", "toxic wastes", "hazardous substances", and "medical wastes", shall have the meanings specified in any applicable local, state, federal and foreign laws of regulations with respect to environmental protection.

      5.19 INSURANCE. The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance maintained by similar companies in similar businesses, all of which insurance is in full force and effect.

      5.20 CERTAIN TRANSACTIONS. All transactions during the Company's last full fiscal year between the Company and any person who is or was during such last fiscal year, an officer, director or 5% stockholder of the Company have been accurately disclosed in the consolidated financial statements of the Company as of the last fiscal year and the terms of each such transaction were in all material respects fair to the Company.

      5.21 CONTRIBUTIONS. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company nor to the best of the Company's knowledge, any agent or stockholder (or any person associated with, or acting on behalf of the Company, or any of them), has intentionally and unlawfully, directly or indirectly (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political or other activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provisions of the Foreign Corrupt Practices Act of 1977, as amended, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets,
(v) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, (vi) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

      5.22 EMPLOYEE BENEFIT PLAN. Each employee benefit plan, as defined in ERISA, ("Employee Benefit Plan") and each bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plan, program, agreement or arrangement of, or applicable to employees of the Company or its subsidiaries ("Benefit Plans"), which is presently in existence or was in existence at any time, was or has been established, maintained and operated in all material respects in compliance with all applicable federal, state, and local statutes, orders, governmental rules and regulations, including but not limited to ERISA and the Code.

      5.23 EMPLOYMENT LAWS. Each of the Company and its subsidiaries is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no actual or threatened claims of employees or former employees of the Company or its subsidiaries against the Company or its subsidiaries.

      5.24 INTERIM ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization: (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

ARTICLE 6
                              REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants as follows:

      6.1 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement (a) is within the Purchaser's power and authority and has been duly authorized by all necessary action, (b) does not contravene the terms of the Purchaser's organizational documents or any amendment thereof, and (c) will not violate, conflict with or result in any breach or contravention of any material Contractual Obligation of the Purchaser, or any material Requirement of Law directly relating to the Purchaser.

      6.2 BINDING EFFECT. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

      6.3 PURCHASE FOR OWN ACCOUNT. The Shares, the Warrants and the shares of common stock to be issued upon conversion or exercise thereof are being or will be acquired for the Purchaser's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of its Shares, the Warrants or its shares of common stock under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If the Purchaser should in the future decide to dispose of any of its Shares, the Warrants or its shares of common stock issued upon the exercise or conversion thereof, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state secur ties laws as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Shares, the Warrants and its shares of common stock to be issued upon conversion or exercise thereof to the following effect:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

      6.4 ERISA. No part of the funds used by such Purchaser to purchase the Shares or the Warrants hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Code).

      6.5 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or by any other Transaction Documents to which the Purchaser is a party, based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

      6.6 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. Except as contemplated by the Transaction Documents, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement or the transactions contemplated hereby.

                                   ARTICLE 7

                                  PUT RIGHTS

      7.1 OPTION TO PUT. From and after the second anniversary of the Closing and until the earlier of the fifth anniversary of the Closing or the date any class of the securities of the Company become subject to the reporting requirements under the Exchange Act, the Purchaser shall have the right to sell all or a portion of its Put Securities to the Company, and the Company shall be obligated to purchase such Put Securities, at a price per share determined in accordance with Section 7.3 below.

      7.2 SALE OF PUT SECURITIES. To exercise its right to sell all or any portion of the Put Securities under Section 7.1, the Purchaser shall give written notice to that effect to the Company, which notice (the "Exercise Notice") shall also specify the number of Put Securities the Purchaser is electing to sell. The Company and the Purchaser shall consummate any purchase and sale contemplated under this Article 7 at a place and time mutually determined by the Company and the Purchaser, but in any event within fifteen
(15) days after receipt by the Company of the Exercise Notice. At the closing of any purchase and sale contemplated under this Article 7, the Company shall tender immediately available funds to the Purchaser in an amount equal to the number of the Put Securities to be sold multiplied by the price per share determined in accordance with Section 7.3 below and the Purchaser shall deliver to the Company certificate(s) or instrument(s) evidencing such securities.

      7.3   PRICE PER SHARE.

      (a) PURCHASE PRICE. The Company shall be obligated to purchase the Put Securities pursuant to Sections 7.1 and 7.2 at a price per share equal to the Net Asset Value.

      (b) NET ASSET VALUE. For purposes of this Article 7, the term "Net Asset Value" shall mean, as of the date of the Exercise Notice, an amount determined by dividing X by Y, where "X" is (i) the total assets of the Company which would be shown as assets on a consolidated balance sheet of the Company as of such time prepared in accordance with GAAP (except that oil and gas properties, other assets, and deferred income taxes shall be excluded, provided further that estimated COPAS income for the following 24 months, discounted at 15%, shall be included), PLUS (ii) the "Calculated Market Value" (as hereinafter defined) of such oil and gas properties, MINUS (iii) the total liabilities of the Company which would be shown as liabilities on a consolidated balance sheet of the Company as of such time prepared in accordance with GAAP and where "Y" is the total number of shares of Common Stock outstanding as of such time determined on a fully diluted basis (except for options which have not yet vested or are not immediately exercisable). In computing Net Asset Value, the "Calculated Market Value" of oil and gas properties of the Company shall be the value determined by
T. J. Smith & Company, Inc. or another mutually acceptable, nationally recognized, independent engineering firm acceptable to the Company and the

Purchaser, and calculated in accordance with ss.210.4-10 of Regulation S-X, as promulgated by the Commission, with the following adjustments to certain parameters: (i) applicable future prices for commodities shall be determined as follows: (A) for crude oil the beginning price shall be calculated using the average of one full calendar year forward prices, and (B) for natural gas the beginning price shall be calculated using the average of the first twelve month forward prices, each as reported on the New York Mercantile Exchange; PROVIDED, that such prices shall be adjusted for product quality and for basis differentials resulting from product location, as determined by the Company by obtaining market quotes from at least two mutually agreeable major independent third party dealers for each pipeline or point of delivery; PROVIDED, FURTHER, that such prices shall escalate at 3% per annum thereafter; (ii) beginning lease operating expenses, as determined by ss.210.4-10 of Regulation S-X, shall escalate at 3% per annum thereafter; (iii) the resulting cashflow stream, as determined by ss.210.4-10 of Regulation S-X, after giving effect to the adjustments to commodity price and lease operating expense assumptions, shall be discounted for a present value at a 15% discount rate; and (iv) that in making such computation, only the following categories (and portions of such categories) of reserves shall be utilized: 100% of proved developed producing reserves; 80% of proved developed non-producing reserves; and 40% of proved undeveloped reserves The foregoing discount rate and percentages of reserves categories shall also apply to the Company's (or its subsidiary's) direct 10% interest in the reserves owned by the CALP as provided in the CALP Agreement, and to additional interests, if any, that the independent engineer referred to above estimates that the Company (or its subsidiary) will earn in the CALP pursuant to the CALP Agreement.

      7.4 FUTURE PUT RIGHTS. If, at any time or from time to time, within the two years following Closing, the Company shall grant any Person rights to require the Company to purchase any class of security of the Company from such Person, the Company shall give Purchaser written notice of such grant, including a copy of the terms thereof. Purchaser may then elect, by written notice to the Company given within 30 days after Purchaser's receipt of the written notice from the Company, to have the same rights to require the Company to purchase the Put Securities as such Person and in lieu of the rights granted to Purchaser under this Article 7, provided however, any time limitations on such rights shall remain as originally set forth in this Article 7. Should Purchaser fail to provide the Company with its written election with the time specified, Purchaser shall be deemed to have elected not to have the same rights to require the Company to purchase the Put Securities as such Person and the provisions of this
Article 7 shall remain in effect.

                                   ARTICLE 8

                              REGISTRATION RIGHTS

      8.1   DEMAND REGISTRATION

      (a) FORM OF DEMAND REQUEST. Subject to paragraphs (b), (c) and (d) below and the other terms and provisions hereof, until the fifth anniversary of the Closing, the Purchaser may request at any time a registration by the Company under the Securities Act of all or a part of its Registrable Securities (a "Demand Registration"). Any request made pursuant to this paragraph (a) will specify the number of Registrable Securities to be registered and will specify the intended method of disposition thereof; PROVIDED, that such method of disposition shall be an underwritten offering if requested by the Purchaser.

      (b) LIMITATIONS ON REGISTRATION RIGHTS OF THE PURCHASER. Notwithstanding paragraph (a) above or anything else herein to the contrary, the Company shall have no obligations under this Section 8.1 until the earlier of (i) the third anniversary of the Closing or (ii) one year after the date any class of the Company's common stock becomes subject to the reporting requirements under the Exchange Act. Notwithstanding paragraph (a) above or anything else herein to the contrary, in no event shall the Company be obligated to effect more than one registration pursuant to this Section 8.1; provided, that any registration requested pursuant to this Section 8.1 will not be deemed to have been effected unless it has become effective and remained effective until all of the Registrable Securities have been sold; provided, further, that any such registration which does not become effective after the Company has filed a registration statement in accordance with the provisions of this Section 8.1 solely by reason of the refusal to proceed of the Purchaser after having requested the Demand Registration pursuant to paragraph (a) above, including failure to comply with the provisions of this Agreement (other than any refusal to proceed based upon the advice of counsel to the Purchaser that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or that such registration statement or such prospectus, or the distribution contemplated thereby, otherwise violates or would, if such distribution using such prospectus took place, violate any applicable state or federal securities law) shall be deemed to have been effected by the Company at the request of the Purchaser.

      (c) UNDERWRITERS. If a Demand Registration is an underwritten offering or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be selected by the Purchaser; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

      8.2 PIGGYBACK REGISTRATION. If, at any time before the fifth anniversary of the Closing, the Company proposes to register any of its securities under the Securities Act for its own account or for the account of any other holder of its securities other than (a) under employee compensation or benefit programs or (b) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company, and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to the Purchaser of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice (a "Piggyback Registration"). The Company shall use its reasonable best efforts to cause the managing underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement (or registration statements) for such offering to be included therein on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the Company gives notice of such a proposed registration, the total number of Registrable Securities which shall be included in such registration shall be reduced to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by the Company in such offering; provided, that (i) if such Piggyback Registration is incident to a primary registration on behalf of the Company, the securities to be included in the registration statement (or registration statements) for any person other than the Purchaser and the Company shall be first reduced prior to any such reduction applicable to the Purchaser, and (ii) if such Piggyback Registration is incident to a secondary registration on behalf of holders of securities of the Company, the securities to be included in the registration statement (or registration statements) for any person not exercising "demand" registration rights other than the Purchaser, as currently in effect, shall be first reduced prior to any such pro rata reduction applicable to the Purchaser.

      8.3   REGISTRATION PROCEDURES.

      (a) Whenever the Purchaser has requested that any Registrable Securities be registered pursuant to Section 8.1 or 8.2, the Company will use its reasonable best efforts to effect the registration of and permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

        (i) prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to the Purchaser);

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period which will terminate when Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable prospectus delivery period) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

        (iii) furnish to the Purchaser such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Purchaser;

        (iv) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as the Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Purchaser (provided that the Company will not be required to qualify generally to do business or subject itself to any general service of process in any jurisdiction where it is otherwise not then so subject);

        (v) notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which requires the making of any change in the prospectus included in such registration statement so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Purchaser, the Company will prepare a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (vi) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of the Company of the same class are then listed or which are recommended for listing by the Purchaser or any underwriters;

        (vii) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance, and scope) and take all such other actions as the Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

        (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders an earnings statement no later than 90 days after the end of the 12 month period beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        (ix) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

        (x) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Purchaser to consummate the disposition of such Registrable Securities.

      (b) The Purchaser agrees with the Company as follows:

         (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3(a)(v), the Purchaser will forthwith discontinue disposition of any Registrable Securities until the Purchaser receives copies of the supplemented or amended prospectus contemplated by
Section 8.3(a)(v), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and it has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus;

        (ii) furnish to the Company such information regarding the Purchaser, the Registrable Securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be reasonably required in connection with the preparation of the applicable registration statement and other actions taken by the Company under this Agreement, and it shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities that such information has been furnished to the Company by the Purchaser; and

        (iii) if any Registrable Securities are being registered in any registration pursuant to this Agreement, the Purchaser will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Exchange Act, as amended, and any rules promulgated thereunder by the Commission and, at the request of the Company, will execute and deliver to the Company and to any underwriter participating in such offering, an appropriate agreement to such effect.

      8.4 EXPENSES. The Company shall pay all Registration Expenses in connection with each registration effected pursuant to Section 8.1 or 8.2 and, in any event, shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. All Selling Expenses incurred in connection with a registration effected pursuant to the terms hereof shall be borne by the Purchaser and any other holder of Registrable Securities participating in such registration pro rata, based upon the number of Registrable Securities included in such registration.

      8.5 LOCK-UP AGREEMENTS. In the event V & C Energy Limited Partnership or Energy Resource Associates, Inc. enters into any "lock-up" or similar agreement not to dispose of any securities of the Company during registration, the Purchaser covenants and agrees to enter into a substantially similar agreement; provided, that such restrictive period does not exceed 180 days.


ARTICLE 9

                               INDEMNIFICATION

      9.1 SECURITIES LAWS VIOLATIONS. The Company shall indemnify and hold harmless, with respect to any registration statement filed by it, to the full extent permitted by law, the Purchaser and each other Person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act (collectively, "Holder Indemnified Parties") against all losses, claims, damages, liabilities and expenses, joint or several to which any such Holder Indemnified Parties may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case, the Company shall reimburse each such Holder Indemnified Parties for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, that the Company shall not be liable to any such Holder Indemnified Parties in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Parties for use in the preparation thereof. If and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such liabilities which shall be permissible under applicable laws. Such indemnity and reimbursement of expenses and other obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

      9.2 INDEMNIFICATION BY PURCHASER. The Purchaser shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) (collectively, the "Company Indemnified Parties") against all losses, claims, damages, liabilities and expenses to which the Company Indemnified Parties may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which the Purchaser's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent in the cases described in clauses (i) and (ii), that such untrue statement or omission was furnished in writing by the Purchaser for use in the preparation thereof, or (iii) any violation by the Purchaser of any federal, state or common law rule or regulation applicable to the Purchaser and relating to action of or inaction by such holder in connection with any such registration. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties (except as provided above) and shall survive the transfer of such securities by the Purchaser.

      9.3 NOTIFICATION. Each Indemnified Parties under this Article 9 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Parties in respect of which indemnity may be sought under this Article 9, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Parties so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying party from any liability which it may have to such Indemnified Parties (a) other than pursuant to this Article 9 or (b) under this
Article 9 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Parties and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Parties in its reasonable judgment; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Parties, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Parties shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Parties, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Parties, on the other hand, that would make such separate representation advisable. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Parties is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Parties and each other Indemnified Parties from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Parties without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Parties may have at common law, by separate agreement or otherwise.

                                  ARTICLE 10

                                 MISCELLANEOUS

      10.1 BOARD MEETING OBSERVATION. From and after the Closing and until the earlier of (i) the date any class of securities of the Company becomes subject to the reporting requirements of the Exchange Act, (ii) the date that Purchaser ceases to own at least 50% of the Put Securities which it owns as of Closing or
(iii) the fifth anniversary of Closing, the Company shall permit one representative of Purchaser to be present and observe all meetings of the Board of Directors of the Company. While such observation rights exist, the Company shall give Purchaser the same notice of such meetings of the Board of Directors as is given to members of said Board. The attendance of Purchaser's representative at any such Board meetings shall be at Purchaser's sole cost, risk and expense. Purchaser and Purchaser's representative shall keep the content of all such meetings strictly confidential and shall not disclose the details or substance of any such meetings to any Person, unless and to the extent that disclosure by Purchaser is required by applicable law, subpoena or court order.

      10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Shares and the Warrants and payment therefor, conversion of the Shares, and exercise of the Warrants.

      10.3 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, recognized overnight courier service or personal delivery:

                  (a)   if to the Company:
                        Cliffwood Oil & Gas Corp.
                        110 Cypress Station Drive, Suite 220
                        Houston, Texas  77090
                        Attention:  Frank A. Lodzinski
                        Telephone No.:  (281) 537-9920
                        Telecopy No.:   (281) 537-8324


                  (b)   if to the Purchaser:
                        Belleview 1992 Income Fund, L.P.
                        10 Inverness Drive East, Suite 101
                        Englewood, CO  80112
                        Attention:        Michael J. Foy
                        Telephone No.:  (303) 706-1025
                        Telecopy No.:   (303) 706-1029


      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

      10.4 NON-ASSIGNABILITY. This Agreement is personal to the Company and Purchaser and may not be assigned to any other party. Any attempted assignment shall be null and void.


      10.5 AMENDMENT AND WAIVER.

      (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

      (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand in any case shall entitle either party to any other or further notice or demand in similar or other circumstances.

      10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      10.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      10.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

      10.9 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.3, such service to become effective 10 days after such mailing.

      10.10 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

      10.11 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      10.12 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

      10.13 PUBLICITY. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

      10.14 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    CLIFFWOOD OIL & GAS CORP.



                                    By:  /S/ FRANK A. LODZINSKI
                                        Name:  Frank A. Lodzinski
                                        Title:  President


                                    BELLEVIEW 1992 INCOME FUND, L.P.
                                    By Belleview Capital Corp., General Partner



                                    By:  /S/ MICHAEL J. FOY
                                        Name:  Michael J. Foy
                                        Title:  President

                            COMMON STOCK AND WARRANT
                               PURCHASE AGREEMENT

                                     between

                            CLIFFWOOD OIL & GAS CORP.

                                       and

                        BELLEVIEW 1992 INCOME FUND, L.P.

                           Dated as of August 4, 1997

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1

                 DEFINITIONS...............................................  1
      1.1         DEFINITIONS..............................................  1

ARTICLE 2

                PURCHASE AND SALE OF COMMON STOCK AND WARRANTS.............  4
      2.1         PURCHASE AND SALE OF COMMON STOCK........................  4
      2.2         PURCHASE AND SALE OF WARRANTS............................  4
      2.3         PURCHASE PRICE...........................................  4
      2.4         CLOSING..................................................  4
      2.5         RESERVATION OF SHARES....................................  4

ARTICLE 3

                 CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE....  5
      3.1         REPRESENTATIONS AND WARRANTIES...........................  5
      3.2         COMPLIANCE WITH THIS AGREEMENT...........................  5
      3.3         OFFICERS' CERTIFICATE....................................  5
      3.4         SECRETARY'S CERTIFICATE................................... 5
      3.5         TRANSACTION DOCUMENTS..................................... 5
      3.6         PURCHASE PERMITTED BY APPLICABLE LAWS..................... 5
      3.7         APPROVAL OF COUNSEL TO THE PURCHASER...................... 6
      3.8         CONSENTS AND APPROVALS.....................................6
      3.9         CO-SALE AGREEMENT......................................... 6
      3.10        P&S AGREEMENT............................................. 6
      3.11        LEGAL OPINION..............................................6

ARTICLE 4

                 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE........6
      4.1         REPRESENTATIONS AND WARRANTIES TRUE....................... 6
      4.2         COMPLIANCE WITH THIS AGREEMENT............................ 6
      4.3         ISSUANCE PERMITTED BY APPLICABLE LAWS..................... 6
      4.4         APPROVAL OF COUNSEL TO THE COMPANY........................ 6
      4.5         CONSENTS AND APPROVALS.................................... 7
      4.6         P&S AGREEMENT..............................................7

ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............. 7
      5.1         CORPORATE EXISTENCE AND POWER............................. 7
      5.2         CAPTALIZATION..............................................7
      5.3         CORPORATE AUTHORIZATION; NO CONTRAVENTION................. 8
      5.4         BINDING EFFECT.............................................8
      5.5         LITIGATION.................................................8
      5.6         NO DEFAULT OR BREACH...................................... 8
      5.7         ERISA..................................................... 8
      5.8         MATERIAL ADVERSE EFFECT....................................8
      5.9         PRIVATE OFFERING.......................................... 8
      5.10        BROKER'S, FINDER'S OR SIMILAR FEES........................ 9
      5.11        SALE OF CAPITAL STOCK.....................................9
      5.12        CONTRACTS..................................................9
      5.13        FINANCIAL STATEMENTS.......................................9
      5.14        RESERVE REPORT.............................................9
      5.15        TAX RETURNS...............................................10
      5.16        UPDATE....................................................10
      5.17        CONDUCT OF BUSINESS.......................................10
      5.18        ENVIRONMENTAL.............................................10
      5.19        INSURANCE.................................................11
      5.20        CERTAIN TRANSACTIONS......................................11
      5.21        CONTRIBUTIONS.............................................11
      5.22        EMPLOYEE BENEFIT PLAN.....................................11
      5.23        EMPLOYMENT LAWS...........................................12
      5.24        INTERNAL ACCOUNTING CONTROLS..............................12

ARTICLE 6

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............ 12
      6.1         AUTHORIZATION; NO CONTRAVENTION.......................... 12
      6.2         BINDING EFFECT............................................12
      6.3         PURCHASE FOR OWN ACCOUNT..................................12
      6.4         ERISA.................................................... 13
      6.5         BROKER'S, FINDER'S OR SIMILAR FEES........................13
      6.6         GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT.......... 13

ARTICLE 7

                 PUT RIGHTS................................................ 13
      7.1         OPTION TO PUT.............................................13
      7.2         SALE OF PUT SECURITIES....................................13
      7.3         PRICE PER SHARE...........................................13
      7.4         FUTURE PUT RIGHTS.........................................14

ARTICLE 8

                 REGISTRATION RIGHTS....................................... 15
      8.1         DEMAND REGISTRATION...................................... 15
      8.2         PIGGYBACK REGISTRATION....................................15
      8.3         REGISTRATION PROCEDURES.................................. 16
      8.4         EXPENSES..................................................18
      8.5         LOCK-UP AGREEMENTS....................................... 18

ARTICLE 9

                 INDEMNIFICATION........................................... 19
      9.1         SECURITIES LAWS VIOLATIONS............................... 19
      9.2         INDEMNIFICATION BY PURCHASER............................. 19
      9.3         NOTIFICATION............................................. 20

ARTICLE 10

                 MISCELLANEOUS............................................. 21
      10.1        BOARD MEETING OBSERVATION.................................21
      10.2        SURVIVAL OF REPRESENTATIONS AND WARRANTIES............... 21
      10.3        NOTICES.................................................. 21
      10.4        NON-ASSIGNABILITY........................................ 22
      10.5        AMENDMENT AND WAIVER..................................... 22
      10.6        COUNTERPARTS..............................................22
      10.7        HEADINGS................................................. 22
      10.8        GOVERNING LAW............................................ 22
      10.9        JURISDICTION............................................. 22
      10.10       SEVERABILITY............................................. 22
      10.11       RULES OF CONSTRUCTION.................................... 22

      10.12       ENTIRE AGREEMENT......................................... 23
      10.13       PUBLICITY................................................ 23
      10.14       FURTHER ASSURANCES....................................... 23

EXHIBITS

Exhibit A - Articles of Incorporation
Exhibit B - Bylaws
Exhibit C - Co-Sale Agreement
Exhibit D - Form of Warrant
Exhibit E - Legal Opinion